Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF

HAWAIIAN TELECOM SERVICES COMPANY

1. The name of the corporation is Hawaiian Telecom Services Company.

2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time, or any successor law.

4. The total number of shares of all classes of stock which the corporation shall have authority to issue is one share of Common Stock without par value.

5. The name and mailing address of the sole incorporator are as follows:

Rosalynn Christian

600 Hidden Ridge

Irving, TX 75038

6. The Board of Directors is expressly authorized from time to time to adopt, amend or repeal the By-Laws of the corporation.

7. To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has caused to be set hereunto her hand, this 21st day of December, 2004.

/s/ Rosalynn Christian
Rosalynn Christian